[PARKER CHAPIN FLATTAU & KLIMPL, LLP
                                  [LETTERHEAD]



                                               October 15, 1997


Motorcar Parts & Accessories, Inc.
2727 Maricopa Street
Torrance, California 90503

Gentlemen:

           We have acted as counsel to Motorcar Parts & Accessories, Inc., a New York corporation (the "Company"), in connection with a Registration Statement on Form S-8 (the "Registration Statement") being filed with the Securities and Exchange Commission under the Securities Act of 1933, relating to the offering of 45,000 shares (the "Shares") of Common Stock, $.01 par value per share, to certain employees, consultants and directors of the Company issuable upon exercise of options which either have been, or may from time to time be, granted by the Company under its 1994 Non-Employee Director Stock Option Plan and its 1996 Stock Option Plan (the "Plans").

           In connection with the foregoing, we have examined originals or copies, satisfactory to us, of all such corporate records and of all such agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies or facsimiles. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates of officers or other representatives of the Company.

           Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued and paid for in accordance with the Plans and the options upon exercise of which they become issuable, will be validly issued, fully paid and non-assessable (except for such liability as is provided in Section 630 of the New York Business Corporation Law).

           We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                             Very truly yours,

                                         /s/ PARKER CHAPIN FLATTAU & KLIMPL, LLP

                                             PARKER CHAPIN FLATTAU & KLIMPL, LLP